Exhibit 99.1

NRG Yield Enters into Agreement with NRG

To Acquire 75% of Portfolio of Wind Assets

Reaffirms Third Quarter and Full Year Guidance for 2015

PRINCETON, N.J.—September 18, 2015—NRG Yield, Inc. (NYSE:NYLD, NYLD.A) announced it has entered into an agreement with NRG to acquire 75% of the equity interests in a portfolio of wind projects consisting primarily of assets acquired by NRG from Edison Mission Energy in April 2014 (EME Wind Portfolio) for $210 million in total cash consideration, subject to working capital adjustments, plus assumed project debt of approximately $145 million and tax equity of approximately $97 million (as of August 1, 2015 on a pro rata basis).

The EME Wind Portfolio includes the following assets, representing approximately 814 net megawatts (MW) of total operating capacity:

•                  Elkhorn Ridge – 54 MW wind facility located in Bloomfield, NE

•                  San Juan Mesa – 90 MW wind facility located in Elida, NM

•                  Wildorado – 161 MW wind facility located in Vega, TX

•                  Crosswinds – 21 MW wind facility located in Ayrshire, IA

•                  Forward – 29 MW wind facility located in Berlin, PA

•                  Hardin – 15 MW wind facility located in Jefferson, IA

•                  Odin – 20 MW wind facility located in Odin, MN

•                  Sleeping Bear – 95 MW wind facility located in Woodward, OK

•                  Spanish Fork – 19 MW wind facility located in Spanish Fork, UT

•                  Lookout – 38 MW wind facility located in Berlin, PA

•                  Goat Wind – 150 MW wind facility located in Sterling City, TX

•                  Elbow Creek – 122 MW wind facility located in Howard County, TX

The Company expects these assets to deliver approximately $41 million of Adjusted EBITDA and $21 million of cash available for distribution (CAFD) on a run-rate basis(1) and provide incremental geographical and counterparty diversification. At closing, the portfolio is expected to have an average contracted life of approximately 11 years(2) and an average offtaker credit rating of A3(3). The transaction is expected to close in the fourth quarter, subject to receipt of third party consents and other closing conditions.

(1)  Reflects 75% equity interest acquired by NYLD; based on average Adjusted EBITDA and CAFD over the remaining expected life of the portfolio based on P50 production scenario

(2)  CAFD-weighted per project

(3)  CAFD-weighted per project

The Company is also reaffirming third quarter and full year guidance for 2015 and continues to have the ability to deliver a target 15% dividend per share growth through 2018, which is not dependent on access to the equity capital markets.

“NRG Yield continues to remain tactically vital to NRG’s long-term contracted growth strategy. With this fourth drop-down transaction from NRG Energy, we continue to deliver on NRG Yield’s growth strategy and to prove the symbiotic relationship between the two entities,” said David Crane, NRG Yield’s Chairman and Chief Executive Officer.

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the U.S., including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than one million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in ten locations.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include NRG Yield’s expectations regarding the anticipated benefits of the acquisition and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully execute other acquisitions, NRG Yield’s ability to enter into new contracts as existing contracts expire, NRG Yield’s ability to acquire assets from NRG Energy, Inc. or third parties, NRG Yield’s ability to close drop-down transactions, and NRG Yield’s ability to maintain and grow its quarterly dividends.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission.

Appendix Table A-1: Adjusted EBITDA and CAFD Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and CAFD and provides a reconciliation to income before taxes:

($ in millions)	75% interest of EME Wind Drop Down Run-Rate(4)
Income/(Loss) before Tax	(1)
Plus:
Interest Expense, net	10
Depreciation, Amortization, and ARO Expense	45
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	1
Adjusted EBITDA	55
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(10)
Cash distributions from unconsolidated affiliates	10
Tax Equity Proceeds	2
Distributions to non-controlling interest	(7)
Cash interest paid	(11)
Maintenance Capital expenditures	(1)
Principal amortization of indebtedness	(17)
Cash Available for Distribution	21

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented

(4)  75% interest in 814 net MW of wind assets primarily acquired by NRG in the EME transaction reflecting the useful life of assets, Adjusted EBITDA will be consolidated on NRG Yield, 75% pro-rata Adjusted EBITDA is approximately $41MM because NRG Yield considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Cash available for distribution is adjusted EBITDA plus cash dividends from unconsolidated affiliates, less maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in others assets. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

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Contacts:

Media:	Investors:
Karen Cleeve, NRG	Chad Plotkin, NRG
609.524.262	609.524.4526

Marijke Shugrue, NRG	Lindsey Puchyr, NRG
609.524.5262	609.524.4527